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                                                                  Exhibit (a)(3)

                         SMITH BARNEY INVESTMENT SERIES

                            Certificate of Amendment
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         The undersigned, being the Assistant Secretary of Smith Barney
Investment Series (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's Amended and Restated Declaration of Trust, dated March 1, 2002 (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees of the Trust at a meeting duly called and held on May 5, 2003, the Establishment and Designation of Classes, Exhibit B to the Declaration of Trust, has been amended to read as set
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forth in Exhibit B attached to this Certificate, effective July 14, 2003.
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         IN WITNESS WHEREOF, the undersigned has set his hand this 1st day of
July, 2003.

                                                        /s/ Thomas C. Mandia
                                                       ----------------------
                                                        Thomas C. Mandia
                                                        Assistant Secretary

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                                                                       Exhibit B
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                                Establishment and
                             Designation of Classes

         Pursuant to Section 6.10 of the Declaration, the Trustees have divided the Shares of each series of the Trust to create the classes of Shares, within the meaning of Section 6.10, listed below. This Establishment and Designation of Classes is being amended and restated for the purpose of renaming the Share classes of SB Government Portfolio. No changes to the classes of Shares of any other Fund are being made.

         1. The classes of Shares of Smith Barney Large Cap Core Fund and Smith Barney International Fund are designated Class A shares, Class B shares, Class L shares, Class Y shares and Class 1 shares.

                  The classes of Shares of SB Growth and Income Fund are designated Smith Barney Class A shares (formerly Class A shares), Smith Barney Class B shares (formerly Class B shares), Smith Barney Class L shares (formerly Class L shares), Smith Barney Class O shares (formerly Class O shares), Smith Barney Class P shares (formerly Class P shares), Smith Barney Class Y shares (formerly Class Y shares), Smith Barney Class 1 shares (formerly Class 1 Shares), Salomon Brothers Class A shares, Salomon Brothers Class B shares, Salomon Brothers Class 2 shares, Salomon Brothers Class O shares, and Salomon Brothers Class Y shares.

                  The classes of Shares of SB Government Portfolio are designated Smith Barney Class A shares (formerly Class A shares) and Salomon Brothers Class B shares (formerly Class B shares).

         Shares of the remaining series have not been divided into classes.

         2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration.

         3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be as determined from time to time by the Trustees of the Trust in accordance with the Declaration, as set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the class, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

         4. A class of Shares of any series of the Trust may be terminated by the Trustees at any time by written notice to the Shareholders of the class.

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         5. The designation of each class of Shares of the Fund hereby shall not impair the power of the Trustees from time to time to designate additional classes of Shares of the Fund.

         6. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the classes designated hereby without any action or consent of the Shareholders.